EXHIBIT 2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Regional Bankshares, Inc. Proxy Statement on Amendment No. 1 Schedule 14A dated September 19, 2007 and to the incorporation by reference in this Transaction Statement on Schedule 13E-3 of our report dated March 23, 2007 with respect to the consolidated financial statements of Regional Bankshares, Inc. and subsidiary, initially included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Elliott Davis, LLC

Elliott Davis, LLC
Greenville, South Carolina
September 19, 2007